Exhibit 99.1

TubeMogul Reports Financial Results for Second Quarter 2016

Cross-screen growth accelerated as PTV and mobile each grew over 140% annually

New social partnerships with Twitter and Snapchat further enhance cross-screen platform

EMERYVILLE, California – August 8, 2016 – TubeMogul, Inc. (NASDAQ: TUBE), a leading software platform for brand advertising, today reported financial results for its second quarter ended June 30, 2016.

“We saw very strong growth in our non-desktop pre-roll channels as brand clients are increasingly using our software to plan and buy campaigns across an array of inventory sources,” said Brett Wilson, CEO of TubeMogul. “As consumption of video becomes increasingly fragmented, brands are relying more heavily on software solutions that allow them to strategically reach incremental audiences beyond traditional TV. Our software enables brands to plan and execute campaigns that complement their TV buy with a high degree of control and transparency, making TubeMogul an essential part of our clients’ advertising workflow.”

“Total Spend in Q2 came in slightly below our expectations” said Wilson. “The transition in ad spending from desktop to mobile is accelerating, and while this impacted our results, this is precisely the trend we anticipated, and we are well positioned over the long term as brands require multi-screen solutions. In particular, the investments we have made in our mobile offering over the last two years evidence our leadership. In Q2, mobile spend through our platform grew 146% and now makes up nearly 30% of our Spend.  In addition, Programmatic TV spend grew grew 143% year over year to over $20 million, nearly twice the level of PTV spend in Q1 2016.  Cross-screen platform spend now accounts for 48% of Total Spend as mobile and Programmatic TV growth accelerates.  We are confident that our strategy and unique cross-screen capabilities will make us the strategic platform of choice for brands.”

Wilson concluded, “We feel strongly that the investments we have made in  PTV, mobile and social, along with the mix shift to these areas, positions us well to see strong topline growth in 2017.  This growth will flow through to the bottom-line and should result in significantly improved operating leverage in 2017.”

Second Quarter 2016 Financial Highlights:

•	GAAP Revenue was $55.4 million, an increase of 22% compared to $45.4 million in the second quarter of 2015.
•	Total Spend[1] was $139.3 million, an increase of 33% compared to $105.0 million in the second quarter of 2015.
•	Gross profit was $38.6 million, an increase of 28% compared to $30.1 million in the second quarter of 2015.
•	Operating loss was $(3.4) million, compared to operating loss of $(1.5) million in the second quarter of 2015.
•	Net loss was $(3.8) million, compared to net loss of $(1.3) million in the second quarter of 2015.
•	Adjusted EBITDA[2] was $2.4 million, compared to Adjusted EBITDA of $2.0 million in the second quarter of 2015.

1 Total Spend is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

2 Adjusted EBITDA is a non-GAAP financial measure. In March 2016 we revised our definition of Adjusted EBITDA to exclude all amortization, including amortization of internal-use software. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

Second Quarter and Recent Business Highlights include:

•	Increasing number of large spenders: In Q2 2016 the Company had 26 Platform Direct customers that spent over $1 million in the quarter, compared to 18 in Q1 2016, and 16 in Q2 2015.

•	Cross-screen channels continue to see strong adoption. Spend from mobile, Programmatic TV (PTV), display and social channels accounted for 48% of overall Total Spend, up from 26% in Q2 2015.
•	Significant momentum with Programmatic TV. PTV spend grew 143% year over year to over $20 million, nearly twice the level of PTV spend in Q1 2016.
•

Growth in Private Inventory through Platform Direct software.  Spend from clients’ Private Inventory grew 175% year over year, demonstrating the value advertisers see in consolidating their video buying via TubeMogul’s software platform.

•	Enhanced cross-screen and social offering through the addition of Snapchat and Twitter inventory:
o	Social spend is accelerating and grew over 1100% in Q2 as clients use TubeMogul to buy Facebook and Instagram.
o

TubeMogul was named a Snapchat Partner, which will enable brand advertisers to buy Snap Ads using TubeMogul.  Snapchat inventory will offer markerters a way to scale reach, particularly with younger audiences.

o

TubeMogul is one of the first video advertising software platforms to join Twitter’s pre-roll ads program. This program enables brand marketers to purchase real-time ads that precede in-Tweet video content posted by over 200 premium sports, TV, and digital publishers.

•	Notable client updates in the quarter included:
o	carsales.com Ltd, Australia’s largest automotive classifieds site, named TubeMogul its software partner for video advertising after taking programmatic buying in-house.
o

22squared, an independent full-service advertising agency, named TubeMogul one of its preferred partners for video advertising. Through the partnership, 22squared will leverage TubeMogul's software to streamline media planning, buying, reporting and optimization on behalf of its entire client roster, including Southeast Toyota, Mizuno and Publix.

o	A top five global beverage brand, top 10 technology company and top 10 financial services company selected TubeMogul as their preferred video advertising platform of choice.
o

In Q2, over 150 executives and media traders completed our Client Certification Program. Brands certified include Clorox, Dairy Farmers of Canada, Diageo, Foxtel, Klick Health, Pernod Ricard, Qantas and Walmart Canada; agencies and trading desks include Boulder Strategies, Cadreon, Carat, FCB New Zealand, IKON, Mindshare, Publicis Health and UM.

•

Recognized as one of the Best Workplaces for Millennials in the US.  In a survey commissioned by Fortune, the Best Workplaces list recognizes top employers of millennials when it comes to pay, shared decision-making and fair promotions.

Forward Outlook:

The Company is issuing Q3 guidance as follows:

Third Quarter 2016

•	GAAP Revenue in the range of $53 million to $55 million
•	Total Spend in the range of $134 million to $136 million
•	Gross profit in the range of $35 million to $37 million
•	Adjusted EBITDA in the range of $(5) million to $(3) million

Given the Company’s Q2 results, its expectation for normal Q3 and Q4 seasonality, and considering the accelerating transition from desktop to mobile advertising that is temporarily impacting growth, the Company is modestly lowering full year guidance as follows:

Full Year 2016

•	GAAP Revenue in the range of $217 million to $221 million
•	Total Spend in the range of $558 million to $562 million
•	Gross profit in the range of $149 million to $153 million
•	Adjusted EBITDA of $1 million

The Company does not reconcile its non-GAAP guidance for Total Spend and Adjusted EBITDA to corresponding GAAP measures because doing so would require unreasonable effort due to the complexity and high variability of certain items that factor into reconciling these non-GAAP measures on a forward-looking basis. Factors that limit our ability to reconcile Total Spend guidance to GAAP revenue guidance include variability in the future rate at which clients adopt the Company’s Platform Direct and Platform Services offerings or shift spend from one offering to the other. Factors that limit our ability to reconcile Adjusted EBITDA guidance to GAAP net income (loss) include future fluctuations in our share price, which impact stock-based compensation expense, and future fluctuations in multiple foreign exchange rates, which impact foreign exchange gain (loss), and both of which are excluded from Adjusted EBITDA.

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results. To listen to the live conference call, please dial (913) 981-4915 or toll free (888) 219-1412, access code 8881846, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.tubemogul.com. A replay of the conference call will be available two hours after the call, will run until August 18, 2016, and may be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering the passcode 8881846.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ:TUBE) is a leader in software for brand advertising. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their global advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is headquartered in Emeryville, California and has offices in several other locations in the U.S. and internationally, including in Chengdu, Kyiv, London, Paris, Sao Paulo, Shanghai, Singapore, Sydney, Tokyo and Toronto.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, our expansion into Programmatic TV and the ability to continue to drive increasing spend across our software from the largest brand advertisers, and forecasted financial results and operating metrics including Total Spend, revenue, gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements, including, but not limited to our limited operating history; risks associated with our growth; risks related to our future financial performance; our ability to increase or maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the market for software-based advertising solutions for brands, including Programmatic TV; our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our potential dependence on a limited number of customers for a large portion of our revenue; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenue:
Platform Direct	$23,376	$17,826	$44,047	$32,130
Platform Services	32,055	27,614	53,464	43,626
Total revenue	55,431	45,440	97,511	75,756
Cost of revenue	16,833	15,306	28,501	23,609
Gross profit	38,598	30,134	69,010	52,147
Operating expenses:
Research and development	13,295	9,503	25,861	18,272
Sales and marketing	16,348	13,497	32,536	24,609
General and administrative	12,379	8,615	22,655	16,442
Total operating expenses	42,022	31,615	81,052	59,323
Loss from operations	(3,424)	(1,481)	(12,042)	(7,176)
Other income (expense), net:
Foreign exchange gain (loss), net	(421)	266	121	(1,041)
Other, net	243	(23)	257	(51)
Other income (expense), net	(178)	243	378	(1,092)
Net loss before income taxes	(3,602)	(1,238)	(11,664)	(8,268)
Provision for income taxes	(215)	(95)	(409)	(209)
Net loss	$(3,817)	$(1,333)	$(12,073)	$(8,477)

Basic and diluted net loss per share	$(0.11)	$(0.04)	$(0.34)	$(0.28)
Basic and diluted weighted-average shares used to compute net loss per share	35,882	31,000	35,699	30,516

TUBEMOGUL, INC.
Preliminary Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$83,023	$83,439
Accounts receivable, net	174,382	159,899
Prepaid expenses and other current assets	4,938	3,752
Total current assets	262,343	247,090
Property, equipment and software, net	16,003	8,585
Restricted cash	2,563	1,563
Other assets	1,642	1,495
Total assets	$282,551	$258,733
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$74,980	$47,346
Accrued liabilities	63,899	74,927
Short-term debt	7,574	2,898
Other current liabilities	2,028	853
Total current liabilities	148,481	126,024
Other liabilities	1,310	746
Long-term debt	4,809	1,787
Total liabilities	154,600	128,557
Stockholders’ equity:
Preferred stock; $0.001 par value; 10,000 shares authorized and 0 outstanding as of June 30, 2016 and December 31, 2015, respectively	—	—
Common stock; $0.001 par value; 200,000 shares authorized and 36,161 and 35,344 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	36	35
Additional paid-in capital	177,501	167,316
Accumulated deficit	(49,089)	(37,016)
Accumulated other comprehensive loss	(497)	(159)
Total stockholders’ equity	127,951	130,176
Total liabilities and stockholders’ equity	$282,551	$258,733

TUBEMOGUL, INC.
Preliminary Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(12,073)	$(8,477)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,842	872
Provision for doubtful accounts	119	593
Provision for sales allowances	1,304	1,302
Stock-based compensation expense	8,592	5,379
Unrealized loss from forward contract derivatives	—	234
Changes in operating assets and liabilities:
Accounts receivable	(15,905)	(32,324)
Prepaid expenses and other current assets	(1,186)	(530)
Other assets	(148)	(37)
Accounts payable	28,791	21,417
Accrued liabilities	(11,028)	(4,484)
Other current and noncurrent liabilities	1,738	474
Net cash provided by (used in) operating activities	2,046	(15,581)
Cash flows from investing activities:
Increase in restricted cash	(1,000)	—
Purchases of property, equipment and software	(6,511)	(1,971)
Net cash used in investing activities	(7,511)	(1,971)
Cash flows from financing activities:
Proceeds from public offering of common stock, net of underwriting discounts, commission and offering costs	—	51,975
Proceeds from borrowings	8,364	—
Repayments of borrowings	(4,571)	(735)
Proceeds from issuances of common stock from the exercise of options and ESPP	1,594	1,097
Net cash provided by financing activities	5,387	52,337
Effect of exchange rate changes on cash and cash equivalents	$(338)	$(157)
Net (decrease) increase in cash and cash equivalents	(416)	34,628
Cash and cash equivalents, beginning of period	83,439	46,592
Cash and cash equivalents, end of period	$83,023	$81,220
Supplemental disclosures:
Cash paid for interest	$161	$67
Cash paid for income taxes	310	—
Equipment purchased under capital lease financing	3,906	—
Deferred offering costs recorded in accounts payable and accrued liabilities	—	619

TUBEMOGUL, INC.
Preliminary Key Operating and Financial Performance Metrics
(in thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Key Metrics
Platform Direct revenue	$23,376	$17,826	$44,047	$32,130
Platform Services revenue	32,055	27,614	53,464	43,626
Total revenue	$55,431	$45,440	$97,511	$75,756
Gross profit	$38,598	$30,134	$69,010	$52,147
Gross margin	69.6%	66.3%	70.8%	68.8%
Adjusted EBITDA	$2,352	$1,957	$(1,358)	$(925)

Platform Direct Spend	$107,249	$77,404	$198,623	$132,669
Platform Services Spend	32,055	27,614	53,464	43,626
Total Spend	$139,304	$105,018	$252,087	$176,295

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, Platform Direct Spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and Board of Directors to understand our business, make operating decisions and understand and evaluate our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Platform Direct Spend and Total Spend are strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and Board of Directors to understand our business and make operating decisions. We review Total Spend and Platform Direct Spend for internal management purposes and to assess the total scale of our platform and, to a lesser extent, market share, as it allows us to compare our results to advertising expenditures of our clients as well at the potentially competitive companies that report all or substantially all spending transacted on their platform as GAAP revenue. A limitation of each of Platform Direct Spend and Total Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore it may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest income (expense), net, provision for income tax, depreciation and amortization expense, stock-based compensation expense and foreign exchange gains and losses, both realized and unrealized. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Adjusted EBITDA should not be considered as an alternative to net loss, operating loss or any other measure of financial performance calculated and presented in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted EBITDA is used by investors and security analysts to measure a company’s performance without regard to items we exclude in calculating this measure, which can vary substantially from company to company, depending on the amount of stock-based compensation, tax structure, their financing, capital structures and the method by which assets were acquired. In March 2016 we revised our definition of Adjusted EBITDA to exclude all amortization, including amortization of internal-use software. Amortization of internal use software development costs for the second quarter of 2016 and 2015 was $273,000 and $121,000, respectively. We believe the exclusion of all amortization from Adjusted EBITDA provides management and the Board of Directors a more useful measure to understand and evaluate our core operating performance and trends.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, including costs incurred for internally developed software;

•

although stock-based compensation is a non-cash charge, the potentially dilutive impact of stock-based compensation is not reflected in Adjusted EBITDA.  Stock-based compensation is, and will remain, an element of our long term incentive compensation, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; (3) impact of foreign exchange gains and losses, both realized and unrealized; or (4) tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see “Reconciliation of Preliminary Total Spend and Platform Direct Spend,” and “Reconciliation of Preliminary Adjusted EBITDA” included in this press release.

TUBEMOGUL, INC.
Reconciliation of Preliminary Total Spend and Platform Direct Spend
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Platform Direct Revenue	$23,376	$17,826	$44,047	$32,130
Plus: Non-GAAP Platform Direct Media Cost	83,873	59,578	154,576	100,539
Platform Direct Spend	$107,249	$77,404	$198,623	$132,669
Platform Services Spend	$32,055	$27,614	$53,464	$43,626
Total Spend	$139,304	$105,018	$252,087	$176,295

TUBEMOGUL, INC.
Reconciliation of Preliminary Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net loss	$(3,817)	$(1,333)	$(12,073)	$(8,477)
Interest income (expense), net	7	23	(7)	51
Provision for income taxes	215	95	409	209
Depreciation and amortization expense	993	460	1,842	872
Stock-based compensation expense	4,533	2,978	8,592	5,379
Foreign exchange (gain) loss, net	421	(266)	(121)	1,041
Adjusted EBITDA	$2,352	$1,957	$(1,358)	$(925)

Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com